EXHIBIT 99.1

Filed by Renasant Corporation

pursuant to Rule 425 under

the Securities Act of 1933 and

deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Capital Bancorp, Inc.

Commission File No.: 333-141449

Contact:	Jim Gray	Stuart Johnson
	Senior Executive Vice President & CIO	Senior Executive Vice President & CFO
	(662) 680-1217	(662) 680-1472
	jimg@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES INCREASE IN

2007 FIRST QUARTER EARNINGS PER SHARE

TUPELO, MISSISSIPPI (April 17, 2007) – Renasant Corporation (NASDAQ:RNST) (the “Company”) today announced results for the first quarter of 2007. Basic earnings per share were $0.45, up 7.1%, and diluted earnings per share were $0.44, up 7.3%, compared to basic earnings per share of $0.42 and diluted earnings per share of $0.41 for the first quarter of 2006. Net income for the first quarter of 2007 was $6,962,000, up 7.1%, or $461,000, from the first quarter of 2006.

“We are pleased with our first quarter 2007 results,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “As the current interest rate environment continues to suppress margin growth throughout the entire banking industry, we were able to offset, to a certain extent, the compression on net interest margin through double digit loan, deposit and fee income growth, along with operating expense control and excellent credit quality to meet our first quarter earnings goals.”

Total assets as of March 31, 2007 were $2.755 billion, representing a 5.5% increase from December 31, 2006 and a 9.8% increase since March 31, 2006. Total loans grew to approximately $1.890 billion at the end of the first quarter of 2007, an increase of 3.5% from $1.827 billion at December 31, 2006 and an increase of 13.5% from $1.664 billion at March 31, 2006. Total deposits grew to $2.265 billion at March 31, 2007, representing a 7.4% increase from December 31, 2006 and an 11.5% increase since March 31, 2006.

Net interest income grew slightly to $20,661,000 for the first quarter of 2007 compared to $20,508,000 for the same period in 2006. Net interest margin declined to 3.67% for the first quarter of 2007 compared to 3.78% for the fourth quarter of 2006 and 3.99% for the first quarter of 2006. This was in part due to a surge in public fund deposits that were placed in short term investments. Net interest income for the first quarter of 2006 included approximately $262,000 in interest income from loans accounted for in accordance with AICPA Statement of Position 03-3 as compared to $19,000 for the first quarter of 2007. This additional interest income increased first quarter 2006 net interest margin by 0.05% but had no impact on net interest margin in the first quarter of 2007.

Noninterest income increased 10.9% to $12,677,000 for the first quarter of 2007 from $11,433,000 for the first quarter of 2006 from multiple sources including insurance, mortgage lending, and loan and deposit fees. During the first quarter of 2007, noninterest income included $500,000 from the sale of other real estate. During the first quarter of 2006, noninterest income included a one time gain of $558,000 from the early extinguishment of an FHLB advance and a $397,000 nontaxable death benefit from life insurance proceeds.

Noninterest expense was $22,501,000 for the first quarter of 2007, up 2.79% compared to $21,891,000 for the first quarter of 2006.

“We continued the trend of increasing our noninterest income at a higher rate than our noninterest expense. This is representative of our commitment to control our overall expenses while at the same time significantly growing loans, deposits and noninterest income,” said McGraw.

Despite national trends, the Company’s overall credit quality remained strong during the first quarter of 2007. Annualized net charge-offs as a percentage of average loans were 0.04% for the first quarter of 2007, down from 0.12% for the fourth quarter of 2006 and 0.23% for the first quarter of 2006. Non-performing loans as a percentage of total loans were 0.54% at March 31, 2007, as compared to 0.62% at December 31, 2006 and 0.24% at March 31, 2006. The allowance for loan losses as a percentage of loans was 1.06% at March 31, 2007, as compared to 1.07% at December 31, 2006 and 1.11% at March 31, 2006.

“On February 5, 2007, we announced the signing of a definitive agreement to acquire Capital Bancorp, Inc. of Nashville, Tennessee which follows our strategic plan of expansion into key growth markets. Completion of the merger is subject to a number of conditions, including, among other things, regulatory approval and approval by the shareholders of Capital Bancorp, Inc. If all conditions to the completion of the merger are satisfied, we anticipate the merger to be completed in the third quarter of this year and preparation for a successful integration is already underway,” stated McGraw.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, April 18, 2007, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 866-831-6234 in the United States and entering the participant passcode 49064053. International participants should dial 617-213-8854 and enter the participant passcode 49064053.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $2.8 billion and operates 63 banking, mortgage and insurance offices in 38 cities in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

The description of the merger of Capital Bancorp, Inc. (“Capital”) into the Company set forth above is merely a summary and does not contain a description of all of the material terms of the transaction. The Company has filed a Registration Statement on Form S-4 (Registration No. 333- 141449) with the Securities and Exchange Commission (the “SEC”) containing a preliminary proxy statement/prospectus relating to the merger. After the SEC has declared the Registration Statement effective, the proxy statement/prospectus will be mailed to Capital shareholders and, if required by applicable laws or regulations, to shareholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CAPITAL AND THE PROPOSED MERGER.

The Company, Capital and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Capital’s shareholders and, if approval by the Company’s shareholders is required, the Company’s shareholders. Information about the Company, Capital and their respective directors and executive officers and their ownership of Company or Capital common stock, as applicable, will be set forth or incorporated by reference in the definitive proxy statement/prospectus for the merger when it becomes available. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by the Company or Capital with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804 Attention: Investor Relations, and free copies of the documents filed with the SEC by Capital by directing a written request to Capital Bancorp, Inc., 1816 Hayes Street, Nashville, Tennessee 37203.

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

		2006				1st Qtr 2007 - 1st Qtr 2006 Percent Variance	For the Three Months Ended March 31,
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2007	2006	Percent Variance
Statement of earnings
Interest income—taxable equivalent basis	$42,534	$41,654	$40,916	$38,437	$36,632	16.11	$42,534	$36,632	16.11

Interest income	$41,710	$40,809	$40,070	$37,597	$35,817	16.45	$41,710	$35,817	16.45
Interest expense	21,049	19,899	18,367	16,655	15,309	37.49	21,049	15,309	37.49

Net interest income	20,661	20,910	21,703	20,942	20,508	0.75	20,661	20,508	0.75

Provision for loan losses	750	800	900	(360)	1,068	(29.78)	750	1,068	(29.78)

Net interest income after provision	19,911	20,110	20,803	21,302	19,440	2.42	19,911	19,440	2.42

Service charges on deposit accounts	4,844	4,809	4,686	4,527	4,424	9.49	4,844	4,424	9.49
Fees and commissions on loans and deposits	3,728	3,530	3,662	3,659	3,003	24.14	3,728	3,003	24.14
Insurance commissions and fees	810	868	975	868	822	(1.46)	810	822	(1.46)
Trust revenue	567	625	630	630	630	(10.00)	567	630	(10.00)
Gain (loss) on sale of securities	79	—	—	4	21	276.19	79	21	276.19
Gain on sale of mortgage loans	1,146	1,034	1,029	674	760	50.79	1,146	760	50.79
Other	1,503	898	731	671	1,773	(15.23)	1,503	1,773	(15.23)

Total non-interest income	12,677	11,764	11,713	11,033	11,433	10.88	12,677	11,433	10.88

Salaries and employee benefits	12,927	12,234	13,013	12,301	12,212	5.85	12,927	12,212	5.85
Occupancy and equipment	2,731	2,773	2,788	2,688	2,786	(1.97)	2,731	2,786	(1.97)
Data processing	1,202	1,124	1,122	1,053	982	22.40	1,202	982	22.40
Amortization of intangibles	394	396	398	414	431	(8.58)	394	431	(8.58)
Other	5,247	5,484	5,724	5,603	5,480	(4.25)	5,247	5,480	(4.25)

Total non-interest expense	22,501	22,011	23,045	22,059	21,891	2.79	22,501	21,891	2.79

Income before income taxes	10,087	9,863	9,471	10,276	8,982	12.30	10,087	8,982	12.30
Income taxes	3,125	2,914	2,839	3,233	2,481	25.96	3,125	2,481	25.96

Net income	$6,962	$6,949	$6,632	$7,043	$6,501	7.09	$6,962	$6,501	7.09

Basic earnings per share	$0.45	$0.45	$0.43	$0.45	$0.42	7.14	$0.45	$0.42	7.14
Diluted earnings per share	0.44	0.44	0.42	0.44	0.41	7.32	0.44	0.41	7.32
Average basic shares outstanding	15,554,515	15,534,907	15,529,002	15,513,356	15,480,536	0.48	15,554,515	15,480,536	0.48
Average diluted shares outstanding	15,865,906	15,917,314	15,904,213	15,840,673	15,768,679	0.62	15,865,906	15,768,679	0.62
Common shares outstanding	15,560,006	15,536,475	15,531,611	15,521,611	15,496,004	0.41	15,560,006	15,496,004	0.41
Cash dividend per common share	$0.160	$0.160	$0.160	$0.153	$0.153	4.35	$0.160	$0.153	4.35

Performance ratios
Return on average shareholders’ equity	11.05%	10.79%	10.70%	11.68%	11.00%		11.05%	11.00%
Return on average shareholders’ equity, excluding amortization expense	11.44%	11.17%	11.09%	12.10%	11.44%		11.44%	11.44%
Return on average assets	1.06%	1.07%	1.05%	1.14%	1.07%		1.06%	1.07%
Return on average assets, excluding amortization expense	1.10%	1.11%	1.08%	1.18%	1.12%		1.10%	1.12%

Net interest margin (FTE)	3.67%	3.78%	4.02%	3.96%	3.99%		3.67%	3.99%
Yield on earning assets (FTE)	7.27%	7.23%	7.29%	7.00%	6.86%		7.27%	6.86%
Average earning assets to average assets	89.13%	88.95%	88.46%	88.66%	88.16%		89.13%	88.16%
Average loans to average deposits	86.12%	87.91%	86.55%	85.06%	85.66%		86.12%	85.66%

Noninterest income (less securities gains/losses) to average assets	1.92%	1.82%	1.85%	1.78%	1.88%		1.92%	1.88%
Noninterest expense to average assets	3.43%	3.40%	3.63%	3.56%	3.61%		3.43%	3.61%
Net overhead ratio	1.51%	1.58%	1.79%	1.78%	1.73%		1.51%	1.73%
Efficiency ratio (FTE)	65.87%	65.67%	67.26%	67.22%	66.83%		65.87%	66.83%

*Percent variance not meaningful

Share and per share amounts have been restated to reflect the three-for-two stock split issued August 28, 2006

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	First Quarter	2006				1st Qtr 2007 - 1st Qtr 2006 Percent Variance	For the Three Months Ended March 31,
Average balances		Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2007	2006	Percent Variance
Total assets	$2,663,515	$2,569,719	$2,517,189	$2,485,527	$2,456,602	8.42	$2,663,515	2,456,602	8.42
Earning assets	2,373,908	2,285,878	2,226,598	2,203,677	2,165,821	9.61	2,373,908	2,165,821	9.61
Securities	444,420	439,383	446,098	448,905	412,670	7.69	444,420	412,670	7.69
Loans, net of unearned	1,885,122	1,828,637	1,770,135	1,721,426	1,689,106	11.60	1,885,122	1,689,106	11.60
Intangibles	98,094	98,554	98,955	99,359	99,854	(1.76)	98,094	99,854	(1.76)
Non-interest bearing deposits	$258,071	$260,823	$269,051	$258,886	$256,548	0.59	$258,071	$256,548	0.59
Interest bearing deposits	1,899,474	1,780,128	1,732,532	1,733,865	1,689,671	12.42	1,899,474	1,689,671	12.42
Total deposits	2,157,545	2,040,951	2,001,583	1,992,751	1,946,219	10.86	2,157,545	1,946,219	10.86
Other borrowings	212,762	241,642	239,295	225,201	245,093	(13.19)	212,762	245,093	(13.19)
Shareholders’ equity	255,470	255,494	245,946	241,841	239,771	6.55	255,470	239,771	6.55

Asset quality data
Nonaccrual loans	$6,368	$7,821	$6,264	$5,978	$2,509	153.81	$6,368	$2,509	153.81
Loans 90 past due or more	3,913	3,467	1,798	1,745	1,546	153.10	3,913	1,546	153.10

Non-performing loans	10,281	11,288	8,062	7,723	4,055	153.54	10,281	4,055	153.54
Other real estate owned and repossessions	2,897	4,579	3,502	3,697	3,922	(26.13)	2,897	3,922	(26.13)

Non-performing assets	$13,178	$15,867	$11,564	$11,420	$7,977	65.20	$13,178	$7,977	65.20

Net loan charge-offs (recoveries)	$201	$566	$590	$(877)	$958	(79.02)	$201	$958	(79.02)
Allowance for loan losses	20,082	19,534	19,300	18,990	18,473	8.71	20,082	18,473	8.71
Non-performing loans/total loans	0.54%	0.62%	0.46%	0.45%	0.24%		0.54%	0.24%
Non-performing assets/total assets	0.48%	0.61%	0.46%	0.46%	0.32%		0.48%	0.32%
Allowance for loan losses/total loans	1.06%	1.07%	1.10%	1.10%	1.11%		1.06%	1.11%
Allowance for loan losses/non-performing loans	195.33%	173.05%	239.39%	245.89%	455.56%		195.33%	455.56%
Annualized net loan charge-offs/average loans	0.04%	0.12%	0.13%	-0.20%	0.23%		0.04%	0.23%

Balances at period end
Total assets	$2,754,930	$2,611,356	$2,530,892	$2,503,333	$2,509,220		$2,754,930	$2,509,220	9.79
Earning assets	2,460,185	2,315,431	2,245,428	2,208,320	2,205,706		2,460,185	2,205,706	11.54
Securities	462,588	428,065	438,287	434,567	429,169		462,588	429,169	7.79
Mortgage loans held for sale	29,098	38,672	32,134	36,519	34,099		29,098	34,099	(14.67)
Loans, net of unearned	1,889,799	1,826,762	1,761,842	1,729,861	1,664,479		1,889,799	1,664,479	13.54
Intangibles	97,902	98,296	98,760	99,159	99,575		97,902	99,575	(1.68)
Non-interest bearing deposits	$273,726	$271,237	$257,764	$272,686	$272,672		$273,726	$272,672	0.39
Interest bearing deposits	1,991,620	1,837,728	1,727,650	1,710,780	1,759,073		1,991,620	1,759,073	13.22
Total deposits	2,265,346	2,108,965	1,985,414	1,983,466	2,031,745		2,265,346	2,031,745	11.50
Other borrowings	200,764	216,423	264,983	252,671	214,054		200,764	214,054	(6.21)
Shareholders’ equity	258,566	252,704	250,622	241,043	239,418		258,566	239,418	8.00
Market value per common share	$24.68	$30.63	$28.07	$26.90	$24.63		$24.68	$24.63	0.22
Book value per common share	16.62	16.27	16.14	15.53	15.45		16.62	15.45	7.55
Tangible book value per common share	10.33	9.94	9.78	9.14	9.02		10.33	9.02	14.42
Shareholders’ equity to assets (actual)	9.39%	9.68%	9.90%	9.63%	9.54%		9.39%	9.54%
Tangible capital ratio	6.05%	6.14%	6.24%	5.90%	5.80%		6.05%	5.80%
Leverage ratio	8.85%	8.60%	8.79%	8.67%	8.59%		8.85%	8.59%

Detail of Loans by Category
Commercial, financial, agricultural	$243,274	$236,741	$231,361	$230,890	$206,914		$243,274	$206,914	17.57
Lease financing	3,833	4,234	4,617	5,284	6,548		3,833	6,548	(41.46)
Real estate—construction	231,311	242,669	234,667	229,969	196,228		231,311	196,228	17.88
Real estate—1-4 family mortgages	654,604	636,060	614,143	593,174	578,931		654,604	578,931	13.07
Real estate—commercial mortgages	676,015	629,354	599,314	594,121	595,589		676,015	595,589	13.50
Installment loans to individuals	80,762	77,704	77,740	76,423	80,269		80,762	80,269	0.61

Loans, net of unearned	$1,889,799	$1,826,762	$1,761,842	$1,729,861	$1,664,479		$1,889,799	$1,664,479	13.54

*	Percent variance not meaningful
Share	and per share amounts have been restated to reflect the three-for-two stock split issued August 28, 2006